Exhibit 99.1

FOR IMMEDIATE RELEASE
July 25, 2025

Copper Property CTL Pass Through Trust Announces Binding Purchase and Sale Agreement for Sale of Portfolio

Jersey City, New Jersey – Copper Property CTL Pass Through Trust (the “Trust”) announced today that on July 23, 2025 it entered into an amendment that made its Purchase and Sale Agreement with an affiliate of Onyx Partners, Ltd. of Boston, MA (the “Buyer”) binding (the “Agreement”) for the sale of a portfolio consisting of the Trust’s 119 properties (the “Properties”). The aggregate purchase price for the Properties is $947 million in an all-cash transaction, subject to customary closing adjustments and prorations. The Properties are subject to a long-term triple-net master lease with Penney Intermediate Holdings LLC or affiliates thereof. The Buyer has now completed its due diligence, and its deposit under the Agreement is non-refundable.

The transaction is scheduled to close on or before September 8, 2025, subject to customary real estate closing conditions. The Trust intends to distribute the net proceeds to Certificateholders in accordance with the terms of the Trust Agreement following the consummation of the sale. The Agreement provides certain limited termination rights on a property-by-property basis in connection with purchase rights in favor of ground lessors or purchase rights pursuant to reciprocal easement agreements, certain title defects, casualty events, or condemnation proceedings. Due to the various conditions to closing, the Trust cannot make any assurances that the disposition of the Properties is certain.

The Trust will host a live conference call on Monday, July 28, 2025, at 12:00 pm Eastern Time. Members of the Trust’s management team will discuss the announcement, and the conference call will include a question and answer (Q&A) session.

Conference Call Details:
DATE: Monday, July 28, 2025
TIME: 11:00 am CDT | 12:00 pm EDT
DIAL-IN: U.S. & Canada Toll Free: (877) 841-2983 or International (215) 268-9893
WEBCAST: www.ctltrust.net via the Investor Relations Section or click here to access
REPLAY (Available for 30 days):
U.S. & Canada Toll Free: (877) 660-6853 / International: (201) 612-7415
Conference ID#: 13755230
Telephone Replays will be made available approximately 3 hours after the conference end time. Participants will be required to state their name and company upon accessing the replay.

Additional information, including the Trust’s Monthly and Quarterly Reports, as well as other filings with the SEC can be accessed via the Trust’s website at www.ctltrust.net.

About Copper Property CTL Pass Through Trust
Copper Property CTL Pass Through Trust (the “Trust”) was established to acquire 160 retail properties and 6 warehouse distribution centers (the “Properties”) from J.C. Penney as part of its Chapter 11 plan of reorganization. The Trust’s operations consist solely of owning, leasing and selling the Properties. The Trust’s objective is to sell the Properties to third-party purchasers as promptly as practicable. The Trustee of the trust is GLAS Trust Company LLC. The Trust is externally managed by an affiliate of Hilco Real Estate LLC. The Trust is intended to be treated, for tax purposes, as a liquidating trust within the meaning of United States Treasury Regulation Section 301.7701-4(d). For more information, please visit https://www.ctltrust.net/.

Forward Looking Statement
This news release contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Trust’s expectations or beliefs concerning future events and stock price performance. The Trust has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Trust believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Trust’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Trust’s filings with the SEC that are available at www.sec.gov. The Trust cautions you that the list of important factors included in the Trust’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this news release may not in fact occur. The Trust undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT

Larry Finger | Principal Financial Officer Copper Property CTL Pass Through Trust 310-526-1707 | lfinger@ctltrust.net	Jessica Cummins | Sr VP Finance & Accounting Copper Property CTL Pass Through Trust 847-313-4755 | jcummins@hilcoglobal.com